UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) July 13, 2012

SRI/SURGICAL EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Florida	001-34953	59-3252632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12425 Race Track Road

Tampa, Florida 33626

(Address of principal executive offices)

(813) 891-9550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, on June 6, 2012, SRI/Surgical Express, Inc., a Florida corporation (“SRI”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Synergy Health plc, a public limited company incorporated in England and Wales (“Synergy Health”), Synergy Health US Holdings Limited (“Parent”), a private limited company incorporated in England and Wales and a wholly-owned indirect subsidiary of Synergy Health, and SHM Acquisition, Inc., a Florida corporation and wholly-owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser commenced a cash tender offer on June 13, 2012, to purchase all of the issued and outstanding shares of SRI’s common stock, par value $0.001 per share (together with the associated preferred stock purchase rights, the “Shares”), at a price of $3.70 per Share (the “Per Share Amount”), net to the selling shareholder in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 13, 2012 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, constitute the “Offer”), which were attached as exhibits to the Tender Offer Statement on Schedule TO, filed by Purchaser with the U.S. Securities and Exchange Commission (the “SEC”) on June 13, 2012.

The Offer expired at 12:00 midnight, New York City time, on Thursday, July 12, 2012. On July 13, 2012, Parent announced the results of the Offer. According to Computershare Trust Company, N.A., the depositary for the Offer, as of the expiration of the Offer, a total of 5,365,901 Shares were validly tendered and not properly withdrawn upon the expiration of the Offer (including Shares tendered pursuant to the guaranteed delivery procedures), representing approximately 82.7% of all outstanding Shares on a fully diluted basis (other than the restricted stock awards and Company Stock Options (as defined in the Merger Agreement) which SRI has cancelled and is in the process of cashing out in accordance with the terms of the Merger Agreement), and therefore satisfied the “minimum tender condition” of the Offer (which required the tender of a majority of the Company’s outstanding Shares on a fully diluted basis (other than the restricted stock awards and Company Stock Options). Purchaser accepted for payment all validly tendered Shares. Based on the Per Share Amount and the number of Shares validly tendered and accepted for payment (including Shares tendered by notice of guaranteed delivery), at the expiration of the Offer, the value of the Shares accepted for payment by Purchaser pursuant to the Offer was approximately $19.9 million. On July 13, 2012, SRI and Synergy Health plc issued a joint press release announcing the completion of the Offer, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On July 16, 2012, Parent completed the acquisition of SRI through Purchaser merging with and into SRI in a “short form” merger (the “Merger”) in accordance with Section 607.1104 of the Florida Business Corporation Act, without the need for a meeting of SRI’s shareholders, with SRI surviving the Merger as a wholly owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each Share outstanding immediately prior to the Effective Time (other than Shares owned by SRI, Parent or any of their subsidiaries (including Purchaser)) was converted into the right to receive the Per Share Amount, without interest and less any applicable withholding taxes, upon the surrender of the certificate representing such Shares. The net transaction value of the Offer and the Merger was approximately $25 million. On July 16, 2012, SRI and Synergy Health plc issued a joint press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Synergy Health plc and Parent have provided Purchaser with sufficient funds paid or to be paid in connection with the Offer and the Merger.

As a result of the completion of the Offer, a change in control of SRI occurred and, as a result of the completion of the Merger, SRI has become a direct wholly-owned subsidiary of Synergy Health plc.

Upon completion of the Offer, Purchaser acquired control of more than 50% of SRI’s voting power and, as a result, the Company qualifies as a “controlled company” as defined in Rule 5615(c)(1) of the Marketplace Rules (the “Marketplace Rules”) of The NASDAQ Stock Market LLC (“NASDAQ”). Therefore, as of July 13, 2012, SRI is exempt from the requirements of Rule 5605(b)(1) of the Marketplace Rules with respect to SRI’s Board of Directors being comprised of a majority of independent directors, and Rules 5605(d) and 5605(e) of the Marketplace Rules covering the independence of directors serving on the Compensation Committee and the Nominating Committee of SRI’s Board of Directors, respectively. The controlled company exemption does not extend to the audit committee requirements under Rule 5605(c) of the Marketplace Rules or the requirement for executive sessions of independent directors under Rule 5605(b)(2) of the Marketplace Rules.

References to, and descriptions of, the Merger Agreement as set forth herein are not intended to be complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which was filed by SRI as Exhibit 2.1 to the Form 8-K dated June 7, 2012, and which is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the Merger, on July 16, 2012, SRI repaid in full its outstanding balance under its credit facility with Bank of America, N.A. (the “Lender”), together with interest and all other amounts due in connection with such repayment, under that certain Amended and Restated Loan and Security Agreement, dated as of August 4, 2011, as amended (the “Loan Agreement”), between SRI and the Lender, and terminated the Loan Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth under the Introductory Note above is incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, on July 16, 2012, SRI notified the NASDAQ Stock Market (“NASDAQ”) of the completion of the Merger and requested that NASDAQ file a notification with the Securities and Exchange Commission (the “SEC”) to delist and deregister SRI’s Shares. On July 16, 2012, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister SRI’s Shares, which will become effective 10 days after the Form 25 was filed with the SEC. Upon effectiveness of the Form 25, SRI intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of its Shares under Section 12(g) of the Exchange Act and the suspension of its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Modification of Rights of Security Holders.

The information set forth in Item 3.01 above is incorporated by reference herein.

At the effective time of the Merger, holders of Shares ceased to have any rights as holders of Shares (other than their right to receive the Per Share Amount, net to the selling shareholder in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions of the Merger Agreement) and, accordingly, no longer have any interest in SRI’s future earnings or growth.

Item 5.01. Changes in Control of Registrant.

The information set forth under the Introductory Note above is incorporated by reference herein.

The other information required by Item 5.01(a) of Form 8-K is contained in (i) the SRI’s Solicitation/Recommendation Statement on Schedule 14D-9, originally filed with the SEC on June 13, 2012, including the Information Statement comprising Annex I thereto, as subsequently amended and supplemented, and (ii) the Tender Offer Statement on Schedule TO, originally filed by Parent and Purchaser with the SEC on June 13, 2012, as subsequently amended and supplemented, and such information is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

After the Acceptance Date and pursuant to the terms of the Merger Agreement, Purchaser was entitled to appoint individuals to serve as directors of SRI such that Purchaser’s appointees constitute a majority of SRI’s Board of Directors (the “Board”). On July 13, 2012, Purchaser notified SRI to accept the voluntary resignations of each of James M. Emanuel, Wayne R. Peterson, Michael Israel, and James T. Boosales as directors of SRI, and to instruct the Board to appoint Richard Martin Steeves, Gavin Hill, Jonathan Turner and Glenn Thibault as directors of SRI to fill the vacancies created by such resignations. On July 13, 2012, Messrs. Steeves, Hill, Turner and Thibault were appointed as directors as of such date to serve until the Effective Time.

Pursuant to the Merger Agreement, at the Effective Time, each of Gerald Woodard, Charles T. Orsatti, Charles W. Federico, Gavin Hill and Jonathan Turner voluntarily resigned as directors of SRI, and Messrs. Steeves and Thibault, as the directors of Purchaser immediately prior to the Effective Time, became the directors of SRI until their respective successors are duly elected or appointed and qualified in accordance with SRI’s Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws, or as otherwise provided by applicable law.

Additionally, at the Effective Time, Mr. Steeves was appointed as SRI’s Executive Chairman.

Each resigning director resigned pursuant to the provisions of the Merger Agreement and no director resigned from the Board because of any disagreements with SRI on any matter relating to SRI’s operations, policies or practices. Information about Messrs. Steeves, Hill, Turner and Thibault was previously disclosed in the Information Statement comprising Annex I to SRI’s Solicitation/Recommendation Statement on Schedule 14D-9, originally filed by SRI with the SEC on June 13, 2012, as subsequently amended and supplemented, and is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, SRI’s Amended and Restated Articles of Incorporation, as amended, were amended and restated in their entirety to conform substantially to Purchaser’s Articles of Incorporation as in effect immediately prior to the Effective Time. A copy of SRI’s Amended and Restated Articles of Incorporation is filed as Exhibit 3.1 hereto and incorporated by reference herein.

In addition, pursuant to the Merger Agreement, at the Effective Time, SRI’s Amended and Restated Bylaws were amended and restated in their entirety to conform substantially to Purchaser’s Bylaws as in effect immediately prior to the Effective Time. A copy of SRI’s Second Amended and Restated Bylaws are filed as Exhibit 3.2 hereto and incorporated herein by reference.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by SRI as Exhibit 2.1 to SRI’s Current Report on Form 8-K filed on June 7, 2012, and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of June 6, 2012, by and among SRI, Parent, Purchaser and Synergy Health plc, incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by SRI on June 7, 2012.

3.1	Amended and Restated Articles of Incorporation of SRI/Surgical Express, Inc.

3.2	Second Amended and Restated Bylaws of SRI/Surgical Express, Inc.

99.1	Press Release, dated July 13, 2012

99.2	Press Release, dated July 16, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRI/SURGICAL EXPRESS, INC. (Registrant)

Date: July 16, 2012	By:	/s/ Gerald Woodard